EXHIBIT 23(c)


                        INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of Farmstead Telephone Group, Inc. on Form S-8 of our report dated February 28, 2003 appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2002.


CARLIN, CHARRON & ROSEN LLP

/s/ Carlin, Charron & Rosen LLP

Glastonbury, Connecticut
March 24, 2003